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                                                                    Exhibit 99.1

              HENRY BROS. ELECTRONICS, INC.
[HBE LOGO]   -------------------------------
             Perfecting Security Integration

                     HENRY BROS. ELECTRONICS, INC. ACQUIRES
                         CIS SECURITY SYSTEMS CORP.

Acquisition Positions HBE in the Rapidly Growing Washington-Baltimore Metro Area

SADDLE BROOK, N.J., October 3, 2006--Henry Bros. Electronics, Inc. (Amex: HBE), a turnkey provider of technology-based integrated electronic security solutions, today announced its acquisition of CIS Security Systems Corp., a privately-held security systems integrator with offices in Baltimore, Maryland and Newington, Virginia.

Established in 1987, CIS Security Systems Corporation provides design, engineering and installation services for integrated electronic security systems for both commercial and government clients in the Washington-Baltimore metropolitan area. CIS also provides design-build services for large-scale security systems for malls, shopping centers and stadiums throughout the country. In addition to various agencies of the federal government, some of CIS commercial clients include Macerich Company, a leading Real Estate Investment Trust (REIT), with over 100 shopping center properties throughout the U.S, University of Maryland Medical Systems and the Washington Hospital Center. For the year ended May 31, 2006, CIS reported revenue of $3.4 million.

Following the close of the transaction, Mr. Jim Williams, Founder and sole shareholder of CIS, will remain with the Company in the role of Vice President - General Manager of Henry Brothers' CIS subsidiary.

James Henry, Chief Executive Officer of Henry Bros. Electronics, said, "With a solid reputation and strong manufacturer partnerships built over nearly 20 years, CIS has established itself as a leading provider of integrated security solutions in the important Washington--Baltimore region. CIS is an important addition to our expanding national footprint in the major mass transportation and maritime market. In addition, CIS broadens HBE's public sector to now include the federal government."

Mr. Henry continued, "I am confident that we can continue to build upon the work Jim has done to grow the CIS business, expanding its existing customer and manufacturer relationships, while leveraging the HBE name, reference list, engineering support and financial resources in an effort to further grow the business. As CIS also holds a strong, longstanding relationship with Lenel and Pelco, a great opportunity exists for us to service new and existing commercial and government clients in the evolving Mid-Atlantic region that are specifically looking for one integrated security provider that can service their growing multi-location requirements."

Jim Williams, President of CIS Security Systems Corp. added, "We are extremely excited by the potential of this transaction. As part of the Henry Bros. family, we will have additional


280 Midland Ave, Saddle Brook, NJ 07663
Tel 201.794.6500 Fax 201.794.8341


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resources to offer not only to our existing client base but also expand that base in one of the top five security markets in the country."

About Henry Bros. Electronics, Inc.

Henry Bros. Electronics, Inc. (Amex: HBE) provides technology-based integrated electronic security systems, services and emergency preparedness consultation to commercial enterprises and government agencies. The Company has offices in California, Texas, Arizona, Colorado and New Jersey.

For more information, visit http://www.hbe-inc.com.

Safe Harbor Statement: Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. There can be no assurance that the Company's sales or net income will continue to increase. Additional information concerning factors that could cause actual results to differ materially from those in the forward looking statements is contained under the heading of risk factors listed in the Company's filings with the U.S. Securities and Exchange Commission. Henry Bros. Electronics Inc. does not assume any obligation to update the forward-looking information.

Investor Contacts:
Todd Fromer / Erika Kay             James Henry, CEO
KCSA Worldwide                      Henry Bros. Electronics, Inc.
212-896-1215 / 212-896-1208         201-794-6500
tfromer@kcsa.com / ekay@kcsa.com    jhenry@hbe-inc.com

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